UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2013

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On April 30, 2013, we issued a press release and supplemental financial data with respect to our financial results for the quarter March 31, 2013. Copies of the press release and supplemental financial data are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. The information contained in this Item 2.02 and the attached Exhibit 99.1 and Exhibit 99.2 are furnished to, and not filed with, the Securities and Exchange Commission.

ITEM 8.01	Other Events

April 30, 2013 (San Francisco) – We are a leading owner, operator and developer of high-quality apartment communities in targeted growth markets in California and Seattle, our reported Core Funds From Operations (Core FFO) is $0.58 per share for the quarter ended March 31, 2013. The per share results reflect an increase of 1.8% over the comparable period in 2012. Core FFO is used to facilitate comparisons of our earnings results and excludes certain non-core items that by their nature are not comparable when comparing periods or earnings performance between periods. All per share results are reported on a fully diluted basis.

A reconciliation of FFO and Core FFO can be found in Exhibit B of our Supplemental Operating and Financial Data. During the quarters ended March 31, 2013 and 2012 there were no reconciling differences between FFO and Core FFO.

First Quarter 2013 Highlights

•

First quarter same-store revenues and net operating income (NOI) increased 4.9% and 5.3%, respectively, compared to the first quarter 2012. During the quarter, physical occupancy averaged 95.2%; annualized turnover was 54%; and average revenue per occupied home was $1,666.

•	We completed the sale of six joint venture interests (four in Denver and two in Phoenix) to our joint venture partner for a total sales price of $47.4 million and a gain on sale of $15.0 million.

•

We delivered the first 54 homes at Aviara, a 166-home community located on Mercer Island in Seattle, Washington. Also during the quarter, we commenced construction of MB360, a 360-home luxury apartment community located in San Francisco, California.

First Quarter 2013

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $45.1 million, or $0.58 per share, for the first quarter 2013, compared with $43.6 million, or $0.57 per share, for the first quarter 2012. Core FFO was also $0.58 per share for the quarter. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the first quarter 2013 totaled $34.0 million, or $0.44 per share, compared with net income of $18.1 million, or $0.24 per share, for the same period 2012. The first quarter 2013 results included a gain on sale of joint venture interests totaling $15.0 million or, $0.19 per share.

Our first quarter year-over-year earnings and FFO results reflect the impact of the following during 2013: (1) increases in same-store property-level operating results over 2012 levels; and (2) incremental NOI from newly completed properties in the last 24 months; offset by (1) a reduction in NOI from operating properties sold in 2012; (2) a reduction of partnership and management fee income from joint venture interests sold in 2012 and 2013; and (3) a higher level of outstanding shares from equity issued in the first quarter of 2012.

Same-Store Results

We define same-store communities as stabilized apartment communities owned by us for two comparable calendar year periods. Of the 21,160 apartment homes owned directly by us, same-store homes totaled 20,824 for the first quarter.

On a year-over-year basis, first quarter same-store revenues increased 4.9% compared to first quarter 2012. The revenue increase was driven by a 5.0% increase in revenue earned per occupied home during the period, coupled with a 10-basis-point decrease in year-over-year financial occupancy levels. Operating expenses increased 4.0%, resulting in a 5.3% increase in NOI. Operating expenses were driven by increases in property taxes in the Seattle market and an overall higher level of utility and insurance costs.

On a sequential basis, same-store revenue increased 0.1%, expenses increased 2.1% and NOI decreased 0.8% over fourth quarter 2012 levels. The sequential quarter increase in revenues was driven by a 0.4% increase in revenue earned per occupied home during the fourth quarter, coupled with a 30-basis-point decrease in financial occupancy.

Company Initiatives

•

Dispositions. In February 2013, we completed the sale of our 15% interest in six joint venture communities to our venture partner in the communities; four in Denver and two in Phoenix for a combined gross sales price of $47.4 million. The combined gross sales price of the communities represents a 5.7% weighted average seller’s capitalization rate based on the communities’ 2012 NOI. The joint ventures contributed $3.8 million in FFO in 2012 through the combination of our equity share in the NOI and management fees earned as a third party manager.

•

Development. In March 2013, we delivered the first homes at Aviara, a 166-home luxury apartment community located in Mercer Island, Washington. The community has a total estimated cost of $44.5 million and has $2.9 million left to fund. As of April 29, 2013, the community had 25 occupied homes and a total of 47 leased homes. Construction is expected to be completed in the second quarter of 2013.

In March, we commenced construction of MB360, a 360-home luxury apartment community located within the Mission Bay sub-market in San Francisco, California. MB360 is projected to be completed in the fourth quarter of 2014, at a total cost of $227 million, or $630,000 per home. At March 31, 2013, we had funded $77.4 million of the development costs.

As of March 31, 2013, our active and wholly-owned development pipeline has a total estimated cost of approximately $770 million, of which approximately $349 million remains to be funded through the fourth quarter of 2014. The active and wholly-owned pipeline consists of the Aviara, Solstice, Wilshire La Brea, Radius and MB360 projects.

We intend to fund the capital commitments related to our active and wholly-owned development projects primarily with proceeds from strategic asset sales of certain slower-growth communities in our existing portfolio, as well as from funds available under our $750 million unsecured revolving credit facility which had no outstanding balance as of the end of the quarter. We believe the disposition of slower-growth assets over time will contribute to a portfolio with greater concentrations in targeted markets and infill submarkets that can produce a sustainable, sector-leading growth rate. We expect to be prudent in the execution of our disposition plans, balancing strategic portfolio goals with capital needs, tax implications, and balance sheet metrics.

During the first quarter, we did not issue any stock under our at-the-market (ATM) equity program. The remaining capacity under the equity distribution agreements total $123.6 million.

Common and Preferred Dividends Declared

On April 30, 2013, our Board of Directors approved regular common and preferred stock dividends for the quarter ending June 30, 2013. All common and preferred dividends will be payable on Friday, June 28, 2013 to shareholders of record on Friday, June 14, 2013. The quarterly common dividend payment of $0.395 is equivalent to $1.58 per share on an annualized basis and represents a yield of approximately 3.2% on Monday’s closing price of $50.05 per share. We have paid uninterrupted quarterly dividends to shareholders since our founding in 1970.

Our 6.75% Series D quarterly preferred dividend is $0.421875 per share.

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in the major metropolitan markets of Southern and Northern California and Seattle. BRE directly owns 74 multifamily communities (totaling 21,160 homes) and has joint venture interests in an additional 2 apartment communities (totaling 684 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the Company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The Company assumes no obligation to update this information. For more details, refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

-XXX-

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2013

(Unaudited, in thousands, except per share, unit and per unit data)

	March 31, 2013	December 31, 2012
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental communities	$3,748,602	$3,722,838
Construction in progress	404,778	302,263
Less: accumulated depreciation	(836,827)	(811,187)

	3,316,553	3,213,914

Equity in real estate joint ventures:
Investments	8,854	40,753
Real estate held for sale, net	23,347	23,065
Land under development	35,498	104,675

Total real estate portfolio	3,384,252	3,382,407
Cash	21,680	62,241
Other assets	52,550	54,334

TOTAL ASSETS	$3,458,482	$3,498,982

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$950,000	$990,018
Unsecured revolving credit facility	—	—
Mortgage loans payable	741,636	741,942
Accounts payable and accrued expenses	72,737	75,789

Total liabilities	1,764,373	1,807,749

Redeemable noncontrolling interests	4,751	4,751

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 2,159,715 shares with $25 liquidation preference issued and outstanding at March 31, 2013 and December 31, 2012, respectively.	22	22
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 77,057,622 and 76,925,351 at March 31, 2013 and December 31, 2012, respectively.	771	769
Additional paid-in capital	1,688,565	1,685,691

Total shareholders’ equity	1,689,358	1,686,482

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,458,482	$3,498,982

BRE Properties, Inc.

Consolidated Statements of Income

Quarter Ended March 31, 2013 and 2012

(Unaudited, in thousands, except per share, unit and per unit data)

	Quarter ended 3/31/13	Quarter ended 3/31/12
REVENUES
Rental income	$97,165	$91,249
Ancillary income	3,712	3,615

Total revenues	100,877	94,864
EXPENSES
Real estate	$32,056	$30,312
Provision for depreciation	25,827	24,667
Interest	17,332	17,218
General and administrative	6,382	5,847

Total expenses	81,597	78,044
Other income	363	520

Net income before noncontrolling interests, partnership income and discontinued operations	19,643	17,340
Income from unconsolidated entities	318	727
Net gain on sale of unconsolidated entities (1)	15,025	—

Income from continuing operations	34,986	18,067
Discontinued operations:
Discontinued operations, net (2)	—	1,057

Income from discontinued operations	—	1,057

NET INCOME	$34,986	$19,124
Redeemable noncontrolling interest in income	48	105
Dividends attributable to preferred stock	911	911

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$34,027	$18,108

Net income per common share—basic	$0.44	$0.24

Net income per common share—diluted	$0.44	$0.24

Weighted average shares outstanding—basic	76,990	76,000

Weighted average shares outstanding—diluted	77,250	76,380

(1)	During the three months ended March 31, 2013, six joint venture interests were sold for $47.4 million resulting in a net gain of $15.0 million.
(2)	Includes three communities sold during 2012.

	Quarter ended 3/31/13	Quarter ended 3/31/12
Rental and ancillary income	$0	$2,080
Real estate expenses	—	(658)
Provision for depreciation	—	(365)

Discontinued operations, net	$0	$1,057

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated community, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

Core Funds from Operation (“Core FFO”)

Core funds from operations (“Core FFO”) begins with FFO as defined by the NAREIT White Paper and is adjusted for: the impact of any expenses relating to non-operating asset impairment and valuation allowances; property acquisition costs and pursuit cost write-offs (other expenses); gains and losses from early debt extinguishment, including prepayment penalties and preferred share redemptions; executive level severance costs; gains and losses on the sales of non-operating assets, and other non-comparable items.

	Quarter Ended 3/31/2013	Quarter Ended 3/31/2012
Net income available to common shareholders	$34,027	$18,108
Depreciation from continuing operations	25,827	24,667
Depreciation from discontinued operations	—	365
Depreciation from unconsolidated entities	297	495
Net gain on sale of unconsolidated entities	(15,025)	—

Funds from operations	$45,126	$43,635

Core Funds from operations	$45,126	$43,635

Diluted shares outstanding—EPS	77,250	76,380
Net income per common share—diluted	$0.44	$0.24

Diluted shares outstanding—FFO	77,250	76,440
FFO per common share—diluted	$0.58	$0.57

Diluted shares outstanding—Core FFO	77,250	76,440
Core FFO per common share—diluted	$0.58	$0.57

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from community dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 3/31/2013	Quarter Ended 3/31/2012
Net income available to common shareholders	$34,027	$18,108
Interest, including discontinued operations	17,332	17,218
Depreciation, including discontinued operations	25,827	25,032

EBITDA	77,186	60,358
Redeemable noncontrolling interest in income	48	105
Dividends on preferred stock	911	911
Net gain on sale of unconsolidated entities	(15,025)	—

Adjusted EBITDA	$63,120	$61,374

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core community operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 3/31/2013	Quarter Ended 3/31/2012
Net income available to common shareholders	$34,027	$18,108
Interest, including discontinued operations	17,332	17,218
Depreciation, including discontinued operations	25,827	25,032
Redeemable noncontrolling interest in income	48	105
Net gain on sale of unconsolidated entities	(15,025)	—
Dividends on preferred stock	911	911
General and administrative expense	6,382	5,847

NOI	$69,502	$67,221

Less Non Same-Store NOI	1,476	2,603

Same-Store NOI	$68,026	$64,618

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated April 30, 2013 including attachments.

99.2	Supplemental Financial data dated March 31, 2013 including attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: April 30, 2013	/s/ John A. Schissel
John A. Schissel Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated April 30, 2013, including attachments.

99.2	Supplemental Financial data dated March 31, 2013 including attachments.